Exhibit 99

FOR RELEASE –– OCTOBER 24, 2017

Corning Reports Third-Quarter 2017 Results

Strategy and Capital Allocation Framework continues to deliver value to shareholders

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for third-quarter 2017.

News Summary:

•

Third-quarter results reflect continued success of the Strategy and Capital Allocation Framework: Year-over-year GAAP and core sales up 4% and 6%, to $2.6 billion and $2.7 billion, respectively; GAAP and core EPS were $0.39 and $0.43 respectively for the third quarter, both up year over year

•

Strong business-segment performance highlighted by year-over-year sales increases of 15% in Optical Communications and 26% in Specialty Materials; sales in all business segments ahead of management expectations

•

Ongoing progress in focusing the company’s portfolio and utilizing its financial strength to extend leadership, drive growth, and reward shareholders keeps company on track to deliver Strategy and Capital Allocation Framework goals

-	Returned $8.5 billion to shareholders since October 2015 while investing for sustained leadership and growth
-	Reached milestone of 1 billion kilometers of optical fiber sales; shipped first commercial sales of gasoline particulate filters (GPFs); strong adoption of Corning® Gorilla® Glass innovations

“We had an excellent third quarter,” Wendell P. Weeks, chairman, chief executive officer and president, said. “We are outperforming on sales, seeing the first returns on near-term growth investments, and making great progress on our longer-term growth initiatives. We expect to maintain this momentum and fully achieve our Strategy and Capital Allocation Framework goals.”

Strategy and Capital Allocation Framework Progress

Corning’s Strategy and Capital Allocation Framework defines the company’s leadership priorities through 2019. The Framework is designed to create significant value for shareholders by focusing the company’s portfolio and leveraging its financial strength. Corning has continued to make significant progress on its goals to return more than $12.5 billion to shareholders, and to invest approximately $10 billion in growth and sustained leadership.

“In addition to articulating our capital allocation goals, our Framework outlines how we utilize our focused and cohesive portfolio to generate value,” said Weeks. “Optical Communications provides a great example. We combine our three core technologies and four manufacturing and engineering platforms to deliver unique solutions. As a result, we are growing at more than twice the rate of the telecommunications industry, with global leaders turning to us in support of their visions.

“During the quarter we achieved an exciting milestone – 1 billion fiber kilometers sold. We see this as a true measure of success in leveraging our portfolio for more than 40 years to lead the world in optical communications,” Weeks continued. “And, as optical solutions penetrate further into the network, we are investing because we know that the opportunities ahead of us are even greater than those behind us.”

Other third-quarter progress included: strong adoption of our Gorilla Glass innovations; first commercial sales of gasoline particulate filters; continued adoption of Gorilla Glass for Automotive; and additional traction for Corning Valor™ pharmaceutical glass packaging.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Third-Quarter 2017 Results

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Third-Quarter 2017 Results and Comparisons (In millions, except per-share amounts)

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$2,607	$2,497	4%	$2,507	4%
GAAP Net Income	$390	$439	(11%)	$284	37%
GAAP EPS	$0.39	$0.42	(7%)	$0.26	50%
Core Sales*	$2,700	$2,590	4%	$2,548	6%
Core Earnings*	$433	$431	0%	$466	(7%)
Core EPS*	$0.43	$0.42	2%	$0.42	2%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and South Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of foreign currencies against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See “Use of Non-GAAP Financial Measures” for details on core performance measures.

Segment Results and Outlook

Display Technologies:

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$768	$748	3%	$902	(15%)
GAAP Net Income	$203	$211	(4%)	$279	(27%)
Core Sales*	$860	$841	2%	$943	(9%)
Core Earnings*	$227	$240	(5%)	$270	(16%)

NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of sales and costs in the Display Technologies segment are denominated in Japanese yen and South Korean won, this segment’s net sales and costs are adjusted to remove the impact of translating yen and won into U.S. dollars.

In the third quarter, Display Technologies reported core sales of $860 million and core earnings of $227 million. The LCD glass market and Corning’s volume were slightly better than expected. Sequential LCD glass prices declined moderately, as expected. For the fourth quarter, the LCD glass market and Corning volume are expected to be consistent with the previous quarter, and sequential glass price declines should remain moderate.

Optical Communications:

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$917	$882	4%	$795	15%
GAAP Net Income	$102	$101	1%	$84	21%
Core Earnings*	$111	$108	3%	$98	13%

Optical Communications sales in the third quarter rose 15% year over year. The increase was driven by strong demand for both enterprise and carrier products. In the fourth quarter, the sales growth rate is expected to be a high single digit percentage on a year-over-year basis.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Third-Quarter 2017 Results

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Environmental Technologies:

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$277	$263	5%	$264	5%
GAAP Net Income	$34	$32	6%	$35	(3%)
Core Earnings*	$34	$32	6%	$35	(3%)

In Environmental Technologies, third-quarter sales were up 5% year over year, led by worldwide automotive market growth and additional business wins that allow Corning to grow faster than the market. For the fourth quarter, the sales growth rate is expected to be a low-teens percentage compared to the same period a year ago.

Specialty Materials:

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$373	$337	11%	$295	26%
GAAP Net Income	$72	$56	29%	$42	71%
Core Earnings*	$71	$58	22%	$44	61%

Specialty Materials third-quarter segment sales rose 26% year over year, led by stronger Gorilla Glass shipments. For the fourth quarter, the sales growth rate is expected to increase by a low-to mid-teens percentage from a very strong 2016 fourth quarter.

Life Sciences:

	Q3 2017	Q2 2017	% change	Q3 2016	% change
GAAP Net Sales	$223	$221	1%	$214	4%
GAAP Net Income	$17	$14	21%	$16	6%
Core Earnings*	$21	$19	11%	$21	—

In Life Sciences, third-quarter sales rose 4% on a year-over-year basis. For the fourth quarter, sales are expected to grow by a mid-single digit percentage on a year-over-year basis.

Outlook

“Year-to-date achievements and fourth-quarter expectations are strong. We anticipate that every business segment will meet or beat the plan we set in January due to strong operating performance and early sales from our near-term growth investments,” said Tony Tripeny, senior vice president and chief financial officer.

“Additionally, we are capitalizing on trends in multiple industries that are well aligned with our core capabilities. These opportunities will drive long-term growth, and we are investing accordingly,” he continued. “We remain on track to deliver our Framework goals.”

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Third-Quarter 2017 Results

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Third-Quarter Conference Call Information

The company will host a third-quarter conference call on Tues., Oct. 24, at 8:30 a.m. EDT. To participate, please call toll free (877) 260-8896 or for international access call (612) 332-0632 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EST, Tues., Nov. 7, 2017. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 430834. The webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

In this context, forward-looking statements often contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target”. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

Digital Media Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Third-Quarter 2017 Results

Page Five

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 166-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramics science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:

Daniel Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017		2016	2017	2016
Net sales	$2,607		$2,507	$7,479	$6,914
Cost of sales	1,551		1,466	4,481	4,158

Gross margin	1,056		1,041	2,998	2,756

Operating expenses:		.
Selling, general and administrative expenses	372		302	1,067	1,104
Research, development and engineering expenses	213		187	620	569
Amortization of purchased intangibles	18		17	53	46
Restructuring, impairment and other charges					78

Operating income	453		535	1,258	959

Equity in earnings of affiliated companies	31		19	148	119
Interest income	10		9	33	21
Interest expense	(37)		(41)	(112)	(122)
Translated earnings contract gain (loss), net	26		(237)	(193)	(2,295)
Gain on realignment of equity investment					2,676
Other expense, net	(4)		(28)	(43)	(70)

Income before income taxes	479		257	1,091	1,288
(Provision) benefit for income taxes	(89)		27	(176)	835

Net income attributable to Corning Incorporated	$390		$284	$915	$2,123

Earnings per common share attributable to Corning Incorporated:
Basic	$0.41		$0.27	$0.93	$1.96
Diluted	$0.39		$0.26	$0.89	$1.81

Dividends declared per common share	$0.155		$0.135	$0.465	$0.405

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	September 30,	December 31,
	2017	2016
Assets

Current assets:
Cash and cash equivalents	$3,865	$5,291
Trade accounts receivable, net of doubtful accounts and allowances	1,748	1,481
Inventories, net of inventory reserves	1,693	1,471
Other current assets	948	805
Total current assets	8,254	9,048

Investments	352	336
Property, plant and equipment, net of accumulated depreciation	13,344	12,546
Goodwill, net	1,684	1,577
Other intangible assets, net	891	796
Deferred income taxes	2,641	2,325
Other assets	928	1,271

Total Assets	$28,094	$27,899

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$631	$256
Accounts payable	1,179	1,079
Other accrued liabilities	1,255	1,416
Total current liabilities	3,065	2,751

Long-term debt	3,994	3,646
Postretirement benefits other than pensions	712	737
Other liabilities	2,940	2,805
Total liabilities	10,711	9,939

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,706 million and 1,691 million	853	846
Additional paid-in capital – common stock	14,013	13,695
Retained earnings	17,533	16,880
Treasury stock, at cost; Shares held: 837 million and 765 million	(16,236)	(14,152)
Accumulated other comprehensive loss	(1,146)	(1,676)
Total Corning Incorporated shareholders’ equity	17,317	17,893
Noncontrolling interests	66	67
Total equity	17,383	17,960

Total Liabilities and Equity	$28,094	$27,899

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net income	$390	$284	$915	$2,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	276	283	799	844
Amortization of purchased intangibles	18	17	53	46
Restructuring, impairment and other charges				78
Equity in earnings of affiliated companies	(31)	(19)	(148)	(119)
Dividends received from affiliated companies	34		101	20
Deferred tax provision (benefit)	14	(149)	(62)	(1,047)
Translated earnings contract (gain) loss	(26)	237	193	2,295
Unrealized translation gains on transactions	(70)	(53)	(264)	(177)
Gain on realignment of equity investment				(2,676)
Changes in certain working capital items:
Trade accounts receivable	(92)	(81)	(190)	(184)
Inventories	(56)	(3)	(166)	(69)
Other current assets	(9)	29	(109)	(42)
Accounts payable and other current liabilities	231	131	(86)	28
Other, net	(34)	(22)	80	(11)
Net cash provided by operating activities	645	654	1,116	1,109

Cash Flows from Investing Activities:
Capital expenditures	(486)	(282)	(1,247)	(815)
Acquisition of business, net of cash received	(133)		(171)	(279)
Cash received on realignment of equity investment				4,818
Short-term investments – acquisitions				(20)
Short-term investments – liquidations			29	121
Realized gains on translated earnings contracts	50	2	199	146
Other, net	(15)	(2)	(28)	(15)
Net cash (used in) provided by investing activities	(584)	(282)	(1,218)	3,956

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(21)		(85)
Proceeds from issuance of long-term debt, net	702		702
Principal payments under capital lease obligations			(1)	(1)
Payments of employee withholding tax on stock awards	(3)	(2)	(14)	(14)
Repayments of commercial paper		(251)		(481)
Proceeds from the exercise of stock options	23	59	275	86
Repurchases of common stock for treasury	(1,019)	(2,369)	(2,064)	(3,884)
Dividends paid	(160)	(153)	(493)	(493)
Net cash used in financing activities	(457)	(2,737)	(1,595)	(4,872)
Effect of exchange rates on cash	72	42	271	128
Net (decrease) increase in cash and cash equivalents	(324)	(2,323)	(1,426)	321
Cash and cash equivalents at beginning of period	4,189	7,144	5,291	4,500
Cash and cash equivalents at end of period	$3,865	$4,821	$3,865	$4,821

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income attributable to Corning Incorporated	$390	$284	$915	$2,123
Less: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – basic	366	260	842	2,050
Add: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders - diluted	$390	$284	$915	$2,123

Weighted-average common shares outstanding - basic	883	978	905	1,046
Effect of dilutive securities:
Stock options and other dilutive securities	11	9	11	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,009	1,102	1,031	1,170
Basic earnings per common share	$0.41	$0.27	$0.93	$1.96
Diluted earnings per common share	$0.39	$0.26	$0.89	$1.81

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Core earnings attributable to Corning Incorporated	$433	$466	$1,271	$1,240
Less: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - basic	409	442	1,198	1,167
Add: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - diluted	$433	$466	$1,271	$1,240

Weighted-average common shares outstanding - basic	883	978	905	1,046
Effect of dilutive securities:
Stock options and other dilutive securities	11	9	11	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,009	1,102	1,031	1,170
Core basic earnings per common share	$0.46	$0.45	$1.32	$1.12
Core diluted earnings per common share	$0.43	$0.42	$1.23	$1.06

© 2017 Corning Incorporated. All Rights Reserved.

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Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

© 2017 Corning Incorporated. All Rights Reserved.

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Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)

Translated earnings contract gain (loss):  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen and South Korean won-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro, New Taiwan dollar and Chinese yuan-denominated foreign currency hedges related to translated earnings.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)

Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(5)	Litigation, regulatory and other legal matters: Includes amounts related to legal matters.
(6)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)	Impacts from the acquisition of Samsung Corning Precision Materials: This amount primarily represents the fair value adjustments to the indemnity asset related to contingent consideration.
(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(10)	Gain on realignment of equity investment: Gain recorded upon the completion of the strategic realignment of our ownership interest in Dow Corning.
(11)

Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the second quarter of 2016.  The impact includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.

(12)	Translation gain on Japanese yen-denominated debt: The gain on the translation of our Yen-denominated debt to U.S. dollars.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,607	$31	$479	$390	18.6%	$0.39
Constant-yen (1)	92	1	81	62		0.06
Constant-won (1)	1		(6)	(4)
Translated earnings contract gain (2)			(28)	(18)		(0.02)
Acquisition-related costs (3)			21	14		0.01
Discrete tax items and other tax-related adjustments (4)				(2)
Translation gain on Japanese yen-denominated debt (12)			(14)	(9)		(0.01)
Core performance measures	$2,700	$32	$533	$433	18.8%	$0.43

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Nine Months Ended September 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$7,479	$148	$1,091	$915	16.1%	$0.89
Constant-yen (1)	294	2	266	201		0.19
Constant-won (1)	2		(20)	(15)		(0.01)
Translated earnings contract loss (2)			198	124		0.12
Acquisition-related costs (3)			60	41		0.04
Discrete tax items and other tax-related adjustments (4)				28		0.03
Litigation, regulatory and other legal matters (5)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (6)			50	35		0.03
Equity in earnings of affiliated companies (7)		(72)	(72)	(46)		(0.04)
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(5)	(3)
Pension mark-to-market adjustment (9)			15	9		0.01
Translation gain on Japanese yen-denominated debt (12)			(14)	(9)		(0.01)
Core performance measures	$7,775	$78	$1,557	$1,271	18.4%	$1.23

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2016

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2016

			Income
			before		Effective
	Net	Equity	income	Net	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,507	$19	$257	$284	(10.5%)	$0.26
Constant-yen (1)	40		47	30		0.03
Constant-won (1)	1		(4)	(3)
Translated earnings contract loss (2)			237	149		0.14
Acquisition-related costs (3)			15	11		0.01
Discrete tax items and other tax-related adjustments (4)				6		0.01
Restructuring, impairment and other charges (6)			11	9		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(49)	(41)		(0.04)
Pension mark-to-market adjustment (9)			26	17		0.02
Taiwan power outage (11)			5	4
Core performance measures	$2,548	$19	$545	$466	14.5%	$0.42

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2016

(Unaudited; amounts in millions, except per share amounts)

	Nine Months Ended September 30, 2016
			Income
			before		Effective
	Net	Equity	income	Net	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share
As reported	$6,914	$119	$1,288	$2,123	(64.8%)	$1.81
Constant-yen (1)	242	4	232	164		0.14
Constant-won (1)	3	(1)	(36)	(26)		(0.02)
Translated earnings contract loss (2)			2,295	1,447		1.24
Acquisition-related costs (3)			109	95		0.08
Discrete tax items and other tax-related adjustments (4)				(83)		(0.07)
Litigation, regulatory and other legal matters (5)			55	70		0.06
Restructuring, impairment and other charges (6)			131	91		0.08
Equity in earnings of affiliated companies (7)		16	16	15		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(45)	(38)		(0.03)
Pension mark-to-market adjustment (9)			60	39		0.03
Gain on realignment of equity investment (10)			(2,676)	(2,676)		(2.29)
Taiwan power outage (11)			25	19		0.02
Core performance measures	$7,159	$138	$1,454	$1,240	14.7%	$1.06

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	September 30, 2017				September 30, 2016
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,056	41%	$372	$213	$1,041	42%	$302	$187
Constant-yen (1)	80				46
Constant-won (1)	(5)				(3)
Acquisition-related costs (3)	3				2		7
Restructuring, impairment and other charges (6)					8		(4)
Impacts from the Acquisition of Samsung Corning Precision Materials (8)							49
Pension mark-to-market adjustment (9)							(26)
Taiwan power outage (11)					5

Core performance measures	$1,134	42%	$372	$213	$1,099	43%	$328	$187

	Nine Months Ended				Nine Months Ended
	September 30, 2017				September 30, 2016
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$2,998	40%	$1,067	$620	$2,756	40%	$1,104	$569
Constant-yen (1)	263				230
Constant-won (1)	(19)				(30)		1	1
Acquisition-related costs (3)	7				5		(55)
Litigation, regulatory and other legal matters (5)			12				(52)
Restructuring, impairment and other charges (6)	32		(8)		50		(4)
Impacts from the acquisition of Samsung Corning Precision Materials (8)			6				45
Pension mark-to-market adjustment (9)			(15)				(60)
Taiwan power outage (11)					23

Core performance measures	$3,281	42%	$1,062	$620	$3,034	42%	$979	$570

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Display Technologies Segment

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30, 2017		September 30, 2017
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$768	$203	$2,252	$663
Constant-yen (1)	91	60	293	195
Constant-won (1)	1	(3)	2	(12)
Translated earnings contract gain (2)		(33)		(124)
Litigation, regulatory and other legal matters (5)				(9)
Restructuring, impairment and other charges (6)				13
Impacts from the acquisition of Samsung Corning Precision Materials (8)				(3)
Core performance	$860	$227	$2,547	$723

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$902	$279	$2,408	$692
Constant-yen (1)	40	35	242	171
Constant won (1)	1	(3)	2	(24)
Translated earnings contract gain (2)		(2)		(93)
Restructuring, impairment and other charges (6)				13
Impacts from the acquisition of Samsung Corning Precision Materials (8)		(41)		(38)
Taiwan power outage (11)		2		9
Core performance	$943	$270	$2,652	$730

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Optical Communications Segment

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30, 2017		September 30, 2017
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$917	$102	$2,617	$285
Acquisition-related costs (3)		9		25
Restructuring, impairment and other charges (6)				2
Core performance	$917	$111	$2,617	$312

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$795	$84	$2,186	$178
Acquisition-related costs (3)		3		16
Restructuring, impairment and other charges (6)		7		12
Pension mark-to-market (9)		4		4
Core performance	$795	$98	$2,186	$210

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Environmental Technologies Segment

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30, 2017		September 30, 2017
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$277	$34	$815	$97
Restructuring, impairment and other charges (6)				6
Core performance measures	$277	$34	$815	$103

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$264	$35	$787	$106
Restructuring, impairment and other charges (6)				3
Core performance measures	$264	$35	$787	$109

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Specialty Materials Segment

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30, 2017		September 30, 2017
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$373	$72	$1,010	$176
Constant-won (1)		(1)		(1)
Restructuring, impairment and other charges (6)				2
Core performance	$373	$71	$1,010	$177

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported - GAAP	$295	$42	$788	$106
Constant-yen (1)				(1)
Constant-won (1)				(1)
Restructuring, impairment and other charges (6)				14
Taiwan power outage (11)		2		6
Core performance	$295	$44	$788	$124

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Life Sciences Segment

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30, 2017		September 30, 2017
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported – GAAP	$223	$17	$654	$48
Acquisition-related costs (3)		4		10
Restructuring, impairment and other charges (6)				2
Core performance	$223	$21	$654	$60

	Three months ended		Nine months ended
	September 30, 2016		September 30, 2016
	Net	Net	Net	Net
(in millions)	sales	income	sales	income
As reported – GAAP	$214	$16	$633	$45
Acquisition-related costs (3)		3		9
Restructuring, impairment and other charges (6)		2		6
Core performance	$214	$21	$633	$60

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Equity in Earnings of Affiliated Companies

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
			Total				Total
	Hemlock		equity	Dow	Hemlock		equity
	Semiconductor	Other	earnings	Corning	Semiconductor	Other	earnings

As reported	$29	$2	$31		$22	$(3)	$19
Constant-yen (1)		1	1

Core Performance Measures	$29	$3	$32		$22	$(3)	$19

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
			Total				Total
	Hemlock		equity	Dow	Hemlock		equity
	Semiconductor	Other	earnings	Corning	Semiconductor	Other	earnings

As reported	$139	$9	$148	$82	$44	$(7)	$119
Constant-yen (1)		2	2			4	4
Constant-won (1)						(1)	(1)
Equity in earnings of affiliated companies (7)	(72)		(72)	16			16

Core Performance Measures	$67	$11	$78	$98	$44	$(4)	$138

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Cash flows from operating activities	$645	$654	$1,116	$1,109
Realized gains on translated earnings contracts	50	2	199	147
Translation gains on cash balances	70	67	268	147
Other		1	2	1

Adjusted cash flows from operating activities	$765	$724	$1,585	$1,441

© 2017 Corning Incorporated. All Rights Reserved.

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